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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Cantel Medical Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Cantel Medical Corp.
150 Clove Road
Little Falls, NJ 07424

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On January 8, 2015

        The Annual Meeting of Stockholders of Cantel Medical Corp. will be held on Thursday, January 8, 2015 at 9:30 a.m., Eastern Standard Time, at The Harmonie Club, 4 East 60th Street, New York, New York. We are holding the Annual Meeting to:

  1.
  Elect as directors the ten (10) nominees named in the attached Proxy Statement (Proposal 1);

  2.
  Conduct an advisory vote on the compensation of the Company's Named Executive Officers (Proposal 2);

  3.
  Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2015 (Proposal 3); and

  4.
  Transact such other business as may properly be brought before the meeting.

        The record date for the Annual Meeting is November 13, 2014. Only our stockholders of record at the close of business on that date may vote at the meeting, or any adjournment of the meeting. A copy of our Annual Report to Stockholders for the fiscal year ended July 31, 2014 is being mailed with this Proxy Statement.

        You are invited to attend the Annual Meeting. Whether or not you plan to attend the meeting, please mark and sign the enclosed proxy exactly as your name appears on your stock certificates, and mail it promptly in the enclosed return envelope in order that your vote can be recorded.

By order of the Board of Directors
Eric W. Nodiff Corporate Secretary

Little Falls, New Jersey
December 1, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to Be Held on January 8, 2015.

        This Proxy Statement and the Company's Annual Report are all available free of charge at www.proxyvote.com.

Cantel Medical Corp.

150 Clove Road
Little Falls, NJ 07424

PROXY STATEMENT

        We are providing these proxy materials in connection with the solicitation by our Board of Directors (the Board) of proxies to be voted at our 2014 Annual Meeting of Stockholders to be held on Thursday, January 8, 2015 beginning at 9:30 a.m. Eastern Standard Time at The Harmonie Club, 4 East 60th Street, New York, New York and at any adjournments thereof. This Proxy Statement is being sent to stockholders on or about December 1, 2014. You should review this information together with our 2014 Annual Report to Stockholders, which accompanies this Proxy Statement.

Information about the Annual Meeting

Q:
Why did you send me this Proxy Statement?

A:
We sent you this Proxy Statement and the enclosed proxy card because the Board of Cantel Medical Corp. (we, Cantel or the Company) is soliciting your proxy to vote at our 2014 Annual Meeting of Stockholders (the meeting) to be held on Thursday, January 8, 2015, or any adjournments of the meeting. This Proxy Statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this Proxy Statement.

Q:
Who can vote at the meeting?

A:
Only stockholders of record as of the close of business on November 13, 2014 are entitled to vote at the meeting. On that date, there were 41,525,928 shares of our common stock (each, a share) outstanding and entitled to vote.

Q:
How many shares must be present to conduct the meeting?

A:
We must have a "quorum" present in person or by proxy to hold the meeting. A quorum is a majority of the outstanding shares entitled to vote. Abstentions and broker non-votes (defined below) will be counted for the purpose of determining the existence of a quorum.

Q:
What matters are to be voted upon at the meeting?

A:
Three proposals are scheduled for a vote:

•
Election as directors of the ten nominees named in this Proxy Statement, to serve until the first Annual Meeting of Stockholders following the fiscal year ending July 31, 2015;

•
Approval, on an advisory basis, of the compensation of the Company's Named Executive Officers; and

•
Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2015.

  As of the date of this Proxy Statement, these three proposals are the only matters that our Board intends to present at the meeting. Our Board does not know of any other business to be presented at the meeting. If other business is properly brought before the meeting, the persons named on the enclosed proxy card will vote on these other matters in their discretion.

Q:
How does the Board recommend that I vote?

A:
The Board recommends that you vote:

•
FOR the election of each of the nominees for director named in this Proxy Statement;

•
FOR the proposal to approve (on an advisory basis) the compensation of the Company's Named Executive Officers; and

•
FOR the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2015.

Q:
How do I vote before the meeting?

A:
You may vote your shares by mail by filling in, signing and returning the enclosed proxy card. For your convenience, you may also vote your shares by telephone and Internet by following the instructions on the enclosed proxy card. If you vote by telephone or via the Internet, you do not need to return your proxy card.

  With respect to the election of directors, you may vote "FOR" or "AGAINST" or abstain from voting with respect to each nominee. For the advisory vote on the compensation of the Company's Named Executive Officers, and the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2015, you may vote "FOR" or "AGAINST" or abstain from voting.

Q:
May I vote at the meeting?

A:
Yes, you may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting in person, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting in person. For information on how to obtain directions to the meeting, please contact us at (973) 890-7220.

Q:
How do I vote if my broker holds my shares in "street name"?

A:
If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker. For directions on how to vote shares held beneficially in street name, please refer to the voting instruction card provided by your broker.

Q:
What should I do if I receive more than one set of proxy materials?

A:
You may receive more than one set of these proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Q:
How many votes do I have?

A:
Each share that you own as of the close of business on November 13, 2014 entitles you to one vote on each matter voted upon at the meeting. As of the close of business on November 13, 2014, there were 41,525,928 shares outstanding.

Q:
May I change my vote?

A:
Yes, you may change your vote or revoke your proxy at any time before the vote at the meeting. You may change your vote prior to the meeting by executing a valid proxy bearing a later date and delivering it to us prior to the meeting at Cantel Medical Corp., 150 Clove Road, Little Falls, New Jersey 07424, Attn: Secretary. You may withdraw your vote at the meeting and vote in person by giving written notice to our Secretary. You may also revoke your vote without voting by sending written notice of revocation to our Secretary at the above address.

Q:
How are my shares voted if I submit a proxy but do not specify how I want to vote?

A:
If you submit a properly executed proxy card but do not specify how you want to vote, the persons named in the proxy card (or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

•
FOR the election of each of the nominees for director named in this Proxy Statement;

•
FOR the proposal to approve (on an advisory basis) the compensation of the Company's Named Executive Officers; and

•
FOR the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2015.

Q:
What is a broker non-vote?

A:
If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a "broker non-vote." In these cases, the broker can register your shares as being present at the meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (NYSE). If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the proposal to ratify the selection of Ernst & Young LLP even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors or on the advisory vote on executive compensation without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

  Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the voting instruction card. Please return your proxy card to your broker, bank or other nominee and contact the person responsible for your account to ensure that a proxy card is voted on your behalf.

Q:
What vote is required to elect directors?

A:
Under our By-laws and our Corporate Governance Guidelines, directors must be elected by a majority of the votes cast in uncontested elections, such as the election of directors at the meeting. This means that the number of votes cast "for" a director nominee must exceed the number of votes cast "against" that nominee. Abstentions and broker non-votes are not counted as votes "for" or "against" a director nominee and therefore have no impact on the outcome of director elections. Any nominee who does not receive a majority of votes cast "for" his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. Our Board's Nominating and Governance Committee (Nominating Committee) would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and to publicly disclose its decision. In a contested election, the required vote would be a plurality of votes cast.

Q:
What happens in an uncontested election if an incumbent director does not receive enough votes to be elected?

A:
Pursuant to our Corporate Governance Guidelines, each director who fails to receive the required number of votes cast for his or her re-election is required to tender his or her resignation to the Board. Such resignation is subject to acceptance by the Board. In order to ensure that the Company always has a fully functioning Board, if an incumbent director fails to receive the required number of votes cast, he or she continues as a director. The Nominating Committee will act on an expedited basis to determine whether to accept or reject the director's resignation and will submit such recommendation to the Board for prompt consideration. The Nominating Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director's resignation. The Board will make its decision public as soon as practicable following the meeting.

Q:
What vote is required to approve, on an advisory basis, the compensation of the Company's Named Executive Officers?

A:
This matter is being submitted to enable stockholders to approve, on an advisory basis, the compensation of the Company's Named Executive Officers. Since it is an advisory vote, the provisions of our By-laws regarding the vote required to "approve" a proposal are not applicable to this matter. In order to be approved on an advisory basis, this proposal must receive the "FOR" vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

Q:
What vote is required to ratify the selection of Ernst & Young LLP as Cantel's independent registered public accounting firm for the fiscal year ending July 31, 2015?

A:
For approval of this proposal, the proposal must receive the "FOR" vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Because this proposal is considered a discretionary item for which a broker will have discretionary voting power if you do not give instructions with respect to this proposal, there will be no broker non-votes with respect to this proposal. Abstentions will have the same effect as a vote against the proposal.

Q:
Who will count the votes?

A:
Votes will be counted by an independent inspector of election appointed by the Chairman of the meeting.

Q:
Who pays for the solicitation of proxies?

A:
We will pay for the entire cost of soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by telephone, via the Internet, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

Q:
How can I find out the results of the voting at the meeting?

A:
We will announce preliminary results at the meeting. We will report final results in a filing with the U.S. Securities and Exchange Commission (SEC) on a Current Report on Form 8-K within four business days after the meeting.

Q:
What is "householding" and how does it work?

A:
The SEC's "householding" rules permit us to deliver only one set of proxy materials to stockholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to Cantel Medical Corp., 150 Clove Road, Little Falls, New Jersey 07424, Attn: Secretary, or by calling us at (973) 890-7220. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

  If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker or other holder of record), the bank, broker or other holder of record may deliver only one copy of the notices of stockholder meetings and related proxy statements to stockholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of the notices of stockholder meetings and proxy statements, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address, who are currently receiving multiple copies of the notice of stockholders meetings and proxy statements and wish to receive a single copy in the future, should contact their bank, broker or other holder of record to request that only a single copy be delivered to all stockholders at the shared address in the future.

 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

Director and Officer Owners

        The table below shows the number of shares of our common stock beneficially owned as of the close of business on November 13, 2014 by each of our directors and each Named Executive Officer listed in the 2014 Summary Compensation Table below, as well as the number of shares beneficially owned by all of our directors and executive officers as a group. The table and footnotes also include information about stock options and restricted stock held by directors and executive officers under the Company's 2006 Equity Incentive Plan.

Beneficial Owners	Number of Shares(1)	Number of Unvested Restricted Shares	Options Currently Exercisable or Exercisable Within 60 Days	Total Beneficial Ownership(2)		Percent of Class
Alan R. Batkin	58,396	1,453	10,125	69,974		*
Ann E. Berman	9,347	1,453	0	10,800		*
Joseph M. Cohen	189,380	1,453	10,125	200,958		*
Charles M. Diker	5,148,622	0	45,000	5,193,622	(3)	12.5%
Mark N. Diker	503,226	1,453	10,125	514,804	(4)	1.2%
George L. Fotiades	98,663	8,344	0	107,007		*
Jorgen B. Hansen	10,930	38,083	0	49,013		*
Alan J. Hirschfield	421,976	1,453	10,125	433,554		1.0%
Andrew A. Krakauer	115,110	87,603	0	202,713		*
Eric W. Nodiff	58,379	18,995	0	77,374		*
Peter J. Pronovost	17,972	1,453	0	19,425		*
Craig A. Sheldon	36,466	10,700	0	47,166		*
Bruce Slovin	308,877	1,453	10,125	320,455		*
All Directors and Executive Officers as a group (15 persons)	6,978,385	197,324	95,625	7,271,334		17.5%

*
Represents beneficial ownership of less than one percent (1%).

(1)
Excludes unvested restricted shares.

(2)
Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from November 13, 2014 upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from November 13, 2014 have been exercised.

(3)
Includes an aggregate of 1,784,976 shares for which Mr. Diker may be deemed to be the beneficial owner comprised of (i) 483,788 shares owned by Mr. Diker's wife, (ii) 234,271 shares owned by trusts for the benefit of Mr. Diker's children, (iii) 79,654 shares held in accounts for Mr. Diker's grandchildren over which he exercises investment discretion (including shares disclosed in the chart above as beneficially owned by Mark N. Diker), (iv) 29,430 shares held by the DicoGroup, Inc., a corporation of which Mr. Diker serves as Chairman of the Board, (v) 225,321 shares owned by a non-profit corporation of which Mr. Diker and his wife are the principal officers and directors, and (vi) 732,512 shares held in certain other trading accounts over which Mr. Diker exercises investment discretion.

(4)
Includes an aggregate of 44,304 shares owned by a trust for the benefit of his children for which Mr. Diker may be deemed to be the beneficial owner.

Beneficial Owners

        Based on filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (Exchange Act), as of November 13, 2014, the only persons known by us to be the beneficial owner of more than 5% of our common stock was as follows:

Name and Address of Beneficial Owners	Number of Shares		Percent of Class
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,922,154	(1)	7.0%
Brown Capital Management, LLC 1201 N. Calvert Street Baltimore, MD 21202	5,920,278	(2)	14.3%
Charles M. Diker 150 Clove Road Little Falls, NJ 07424	5,193,622	(3)	12.5%
Earnest Partners, LLC 1180 Peachtree Street Suite 2300 Atlanta, GA 30309	2,512,594	(4)	6.1%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	2,183,969	(5)	5.3%

(1)
This information is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 28, 2014.

(2)
This information is based solely on a Schedule 13G/A filed by Brown Capital Management, LLC with the SEC on February 13, 2014. Includes beneficial ownership of The Brown Capital Management Small Company Fund.

(3)
See Footnote 3 under Table of Director and Officer Owners above.

(4)
This information is based solely on a Schedule 13G/A filed by Ernest Partners, LLC with the SEC on February 14, 2014.

(5)
This information is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 11, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

        Federal securities laws require our executive officers and directors and persons owning more than 10% of our common stock to file certain reports on ownership and changes in ownership with the SEC. Based on a review of our records and other information, we believe that during fiscal 2014, our executive officers and directors and all persons holding more than 10% of our common stock timely filed all such Section 16(a) reports except as described herein. Alan J. Hirschfield, a director, filed a late Form 4, on October 24, 2013, to report the exercise of a stock option on October 21, 2013, Ann Berman, a director, filed a late Form 4 on October 8, 2013 to report the sale of shares on October 2, 2013 and Eric W. Nodiff, an officer, filed a late Form 4 on October 7, 2014 to report a gift of shares on November 12, 2013.

 PROPOSAL 1

ELECTION OF DIRECTORS

        Our entire Board is elected each year at the Annual Meeting of Stockholders. The Board is currently comprised of ten members. All of the nominees listed below are incumbent directors. The nomination of each nominee to serve for a one-year term was recommended by our Nominating Committee and approved by the Board. The ten nominees include seven independent directors as defined in the NYSE rules and regulations.

        A majority of the votes cast is required for the election of directors in an uncontested election (which is the case for the election of directors at the meeting). A majority of the votes cast means that the number of votes cast "for" a director nominee must exceed the number of votes cast "against" that nominee. Our Corporate Governance Guidelines contain detailed procedures to be followed in the event that one or more directors do not receive a majority of the votes cast. Each nominee elected as a director will continue in office until his or her successor has been elected or appointed and qualified, or until his or her earlier death, resignation or retirement. Each person nominated has agreed to serve if elected.

        The persons named as proxies intend to vote the proxies FOR the election of each of the nominees unless you indicate on the proxy card that your vote should be against or abstain from voting with respect to any of the nominees. If for some reason any director nominee is unable to serve, the persons named as proxies may vote for a substitute nominee recommended by the Board, and unless you indicate otherwise on the proxy card, the proxies will be voted in favor of the remaining nominees.

        The following persons have been nominated as directors:

Name and Principal Occupation or Position	Age	Has Been a Director Since
Alan R. Batkin	70	2004

Chairman and CEO of Converse Associates, Inc., a strategic advisory firm. From February 2007 until December 2012, Mr. Batkin served as Vice Chairman of Eton Park Capital Management, L.P., an investment firm. For more than five years prior thereto, Mr. Batkin served as Vice Chairman of Kissinger Associates, Inc., a geopolitical consulting firm that advises multi-national companies. He is also a director of Hasbro, Inc. (NASDAQ), a toy and game company, Omnicom Group, Inc. (NYSE), a global marketing and corporate communications company, and Pattern Energy Group, Inc. (NASDAQ), an independent power company. Mr. Batkin served from 1999 to June 2012 as a director of Overseas Shipholding Group, Inc. (NYSE). We believe that Mr. Batkin's specific banking, consulting and directorial experience described above qualifies him for service on the Board.

Name and Principal Occupation or Position	Age	Has Been a Director Since
Ann E. Berman	62	2011

From April 2006 through June 2009, Ms. Berman served as senior advisor to the president of Harvard University. From 2002 through April 2006 she served as Vice President of Finance and Chief Financial Officer of Harvard University. Ms. Berman is a certified public accountant, and is also a director of Loews Corporation (NYSE), a holding company whose subsidiaries include a commercial property-casualty insurer; an offshore drilling company; a natural gas transportation and storage company; and a luxury lodging company; and Eaton Vance Corporation, an investment manager. We believe that Ms. Berman's accounting and financial management expertise and service as an audit committee member and chair of other public companies qualifies her for service on the Board.

Joseph M. Cohen	77	2000

Chairman of JM Cohen & Co., a family investment group, for more than the past five years. Mr. Cohen's career-long experience with matters of business has assisted the Board's consideration of management issues and strategic initiatives, many of which involve complex financial arrangements. This experience qualifies Mr. Cohen to serve on the Board.

Charles M. Diker	79	1985

Chairman of the Board since 1986 and a member of the Office of the Chairman since April 2008. Mr. Diker has served as Chairman and co-founder of Diker Management LLC, a registered investment adviser, for over ten years. He is also a director of Loews Corporation (NYSE), a holding company whose subsidiaries include a commercial property-casualty insurer; an offshore drilling company; a natural gas transportation and storage company; and a luxury lodging company. We believe that Mr. Diker's twenty-nine years of service as Chairman and a director of Cantel, knowledge of the Company's business and his strong strategic vision for the Company qualify him to serve on our Board.

Mark N. Diker	48	2007

CEO and co-founder of Diker Management LLC, a registered investment adviser, for more than the past five years. We believe that Mr. Diker's experience in investment-related matters and ability to assist in the analysis of acquisition targets qualifies him to serve on our Board.

Name and Principal Occupation or Position	Age	Has Been a Director Since
George L. Fotiades	61	2008

Operating Partner—Chairman, Healthcare investments at Diamond Castle Holdings, LLC, a private equity firm, since April 2007. For more than five years prior thereto, Mr. Fotiades served as President and COO of Cardinal Health, Inc., a leading provider of healthcare products and services. Previously, he served as President and CEO of Cardinal's Pharmaceutical Technologies and Services segment, which was subsequently acquired by Blackstone and renamed Catalent Pharma Solutions. Mr. Fotiades also served as Catalent's Chairman from 2007 until 2010. He is also a director of Prologis, Inc. (NYSE), a leading owner, operator and developer of industrial real estate, and AptarGroup Inc. (NYSE), a leader in the global dispensing systems industry. Mr. Fotiades has served as Vice Chairman of the Board of Cantel and a non-executive member of the Office of the Chairman since March 2009. Mr. Fotiades' extensive experience in executive management of global operations, strategic planning, and sales and marketing, particularly in the healthcare industry, qualifies him to serve on the Board.

Alan J. Hirschfield	79	1986

Private investor and consultant for more than the past five years. Mr. Hirschfield is also a director of Carmike Cinemas, Inc. (NASDAQ), a national theater chain. From April 2004 until July 2013, he served as a director of Leucadia National Corp. (NYSE), a holding company engaged in various operating and investing activities. Mr. Hirschfield served as Vice Chairman of the Board of Cantel from 1988 until March 2009. He has managerial experience in the media and entertainment sector, as well as in investment banking and real estate. This experience, together with his twenty-eight years of service as a director of Cantel, qualifies him to serve on the Board.

Andrew A. Krakauer	59	2009

CEO of the Company since March 2009 and a member of the Office of the Chairman since April 2008. Mr. Krakauer also served as President from April 2008 until November 2014. From August 2004 through April 2008 he served as Executive Vice President and Chief Operating Officer. For more than five years prior thereto, he served as President of the Ohmeda Medical Division of Instrumentarium / GE Healthcare. Mr. Krakauer's detailed knowledge of the Company's business and operations, his service as a senior executive and his extensive experience as past President of Medivators Inc., past Chief Operating Officer of the Company, and past interim President of the Company's water purification operations qualify him to serve on the Board.

Name and Principal Occupation or Position	Age	Has Been a Director Since
Peter J. Pronovost, M.D.	49	2010

Sr. Vice President, Patient Safety and Quality, Professor, Johns Hopkins University School of Medicine (Departments of Anesthesiology and Critical Care Medicine), in the Bloomberg School of Public Health (Department of Health Policy and Management) and in the School of Nursing for more than the past five years. In addition, Dr. Pronovost serves as a practicing critical care physician, researcher, lecturer and international patient safety leader. He is also the director of the Armstrong Institute for Patient Safety and Quality and a member of the Institute of Medicine-National Academy of Science. Dr. Pronovost is a lecturer and author in the fields of patient safety, ICU care, quality health care, evidence-based medicine, and the measurement and evaluation of safety efforts. His research is centered on improving the quality of care delivered in the intensive care unit and operating suite and improving patient safety in these and other clinical areas. We believe that Dr. Pronovost's position as a world renowned leader of patient safety and quality qualifies him to serve on the Board.

Bruce Slovin	78	1986

President at 1 Eleven Associates, LLC, a private investment firm, since 1997. Mr. Slovin is also Chairman of MWest Holdings,  LLC, a diversified commercial and residential real estate firm since 1991. He serves as director of SIGA Technologies, Inc. (NASDAQ), a company specializing in the development of pharmaceutical agents to fight bio-warfare pathogens. Mr. Slovin's experience in various operating and financial positions as well as his valuable leadership role in creating and presiding over various not-for-profit organizations qualify him to serve on the Board.

        The Board recommends that you vote "FOR" the election of each of the ten nominees.

 CORPORATE GOVERNANCE

        We seek to follow best practices in corporate governance in a manner that is in the best interests of our business and our stockholders. We are in compliance with the corporate governance requirements imposed by the Sarbanes-Oxley Act, the SEC and the NYSE and will continue to review our policies and practices to meet ongoing developments in this area.

Code of Business Conduct and Ethics

        All of our directors and employees, including our Chief Executive Officer (CEO), Chief Financial Officer (CFO), all other senior financial officers and all other executive officers, are required to comply with our Code of Business Conduct and Ethics. You can access our Code of Business Conduct and Ethics by clicking on the "Corporate Governance" link in the "Investor Relations" section of our website at www.cantelmedical.com. The Code of Business Conduct and Ethics is also available without charge in print to any requesting stockholder. We post amendments to, and waivers of, our Code of Business Conduct and Ethics, as applicable, on our website.

Corporate Governance Guidelines

        Our Corporate Governance Guidelines reflect the principles by which we operate. From time to time, the Nominating Committee and the Board review and revise our Corporate Governance Guidelines in response to regulatory requirements and evolving best practices. You can access our Corporate Governance Guidelines by clicking on the "Corporate Governance" link in the "Investor Relations" section of our website at www.cantelmedical.com. The Corporate Governance Guidelines are also available without charge in print to any requesting stockholder.

Certain Relationships and Related Persons Transactions

        Our Corporate Governance Guidelines address, among other things, the consideration and approval of any related person transactions. Under these Governance Guidelines, any related person transaction that would require disclosure by us under Item 404(a) of Regulation S-K of the rules and regulations of the SEC, including those with respect to a director, a nominee for director or an executive officer, must be reviewed and approved or ratified by the Nominating Committee, excluding any director(s) interested in such transaction. Any such related person transactions will only be approved or ratified if the Nominating Committee determines that such transaction will not impair the involved person(s)' service to, and exercise of judgment on behalf of, the Company, or otherwise create a conflict of interest that would be detrimental to the Company.

        Mark N. Diker, our Chairman's son, has served as a director of Cantel since October 18, 2007. Because of such family relationship, he is not treated as an independent director. During fiscal 2014, Mr. Mark Diker's total compensation was approximately $37,500 and he was awarded 1,453 restricted shares under the 2006 Equity Incentive Plan in connection with his directorship at Cantel.

        Other than compensation paid to our executive officers and directors and disclosed in this Proxy Statement or otherwise approved by our Compensation Committee or Board, we did not engage in any related person transactions in fiscal 2014.

BOARD MATTERS; COMMITTEES

Board Meetings and Attendance of Directors

        The Board held four regular meetings during the fiscal year ended July 31, 2014. During fiscal 2014, each of the directors attended 75% or more of the combined total meetings of the Board and the respective committees on which he served. Directors are required to make every reasonable effort to attend the Annual Meeting of Stockholders. Nine of the ten individuals then serving as members of the Board attended our last Annual Meeting of Stockholders.

Director Independence

        In determining independence pursuant to NYSE standards, each year the Board affirmatively determines whether directors have a direct or indirect material relationship with the Company that may interfere with their ability to exercise their independence from the Company. When assessing the materiality of a director's relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director's standpoint, but from that of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The Board has affirmatively determined that the following seven directors have no material relationship with us and are independent within the meaning of Rule 10A-3 of the Exchange Act and within the NYSE definition of "independence": Alan R. Batkin, Ann E. Berman, Joseph M. Cohen, George L. Fotiades, Alan J. Hirschfield, Peter J. Pronovost, M.D., and Bruce Slovin. Our Board has also concluded that none of these directors possessed the objective relationships set forth in the NYSE listing standards that prevent independence. None of our independent directors has any relationship with the Company other than his or her service as a director and on committees of the Board. Independent directors receive no compensation from us for service on the Board or the Committees other than directors' fees and equity grants under our 2006 Equity Incentive Plan.

Executive Sessions; Presiding Director

        As required by the NYSE listing standards, our non-management directors meet in executive sessions at which only non-management directors are present on a periodic basis, generally following meetings of the full board of directors. Meetings of non-management directors are generally followed by meetings of the independent directors. Mr. Batkin serves as the presiding independent director (Presiding Director) and is the chairperson for all non-management and independent director meetings. He has been selected by our non-management directors to serve in such position each year since December 2004.

Communications with Directors; Hotline

        You may contact the entire Board, any Committee, the Presiding Director or any other non-management directors as a group or any individual director by calling our toll-free Hotline at 1-800-826-6762 (for calls originated within the United States or Canada). For calls originated outside the United States and Canada, the toll-free Hotline number is 1-800-714-4152; please visit our website identified below or the AT&T website http://www.business.att.com/bt/access.jsp for international access codes required for calls originated outside the United States and Canada. An outside vendor collects all reports or complaints and delivers them to our General Counsel, who, in appropriate cases, forwards them to the Audit Committee and/or the appropriate director or group of directors or member of management. You are also welcome to communicate directly with the Board at the meeting. Additional information regarding the Hotline can be found by clicking on the "Corporate Governance" link in the "Investor Relations" section of our website at www.cantelmedical.com.

Committees

        The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee. All members of the Audit Committee, the Compensation Committee, and the Nominating Committee are independent directors within the definition in the NYSE listing standards and Rule 10A-3 of the Exchange Act. Each of the Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by us. The Board-approved charters of each of the Committees can be found by clicking on the "Corporate Governance" link in the "Investor Relations" section of our website at www.cantelmedical.com or (free of charge) by sending a written request to Cantel Medical Corp., 150 Clove Road, Little Falls, NJ 07424, Attn: Secretary.

        Audit Committee.    The Audit Committee is composed of Ms. Berman (Chair) and Messrs. Batkin and Slovin. All of the Audit Committee members are financially literate, and at least one member has accounting and financial management expertise. The Board has determined that Ms. Berman qualifies as an "audit committee financial expert" for purposes of the federal securities laws. Ms. Berman developed such qualifications through her skills as a CPA and her service as a Vice President of Finance and Chief Financial Officer of Harvard University.

        The Audit Committee performs the following functions: (1) assisting the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent registered public accounting firm's qualifications and independence, and (d) the performance of our internal audit function and independent registered public accounting firm and (2) preparing a report in accordance with the rules of the SEC to be included in our annual proxy statement.

        The Audit Committee held five meetings during fiscal 2014, of which four were meetings held prior to the filing of our Quarterly Reports on Form 10-Q or Annual Report on Form 10-K for the primary purpose of reviewing such reports and the quarterly financial closing process.

        Compensation Committee.    The Compensation Committee is composed of Messrs. Hirschfield (Chairman), Cohen and Batkin. The Compensation Committee performs the following functions: (1) discharging the Board's responsibilities relating to compensation of our executive officers; (2) producing an annual report on executive compensation for inclusion in our proxy statement in accordance with applicable rules and regulations; and (3) administering our equity incentive plans in accordance with the terms of such plans. The Compensation Committee held three meetings during fiscal 2014. In discharging its responsibilities, the Compensation Committee, among other things, evaluates the CEO's performance and determines and approves the CEO's compensation level based on such evaluation. The Compensation Committee also determines and approves the compensation of other executive officers. The CEO makes recommendations to the Compensation Committee regarding the amount and form of his compensation and the compensation of our other executive officers.

        During fiscal 2014, the Compensation Committee retained an independent consulting firm, The Kinsley Group, to compile data regarding the compensation of chief executive officers of a group of companies based on parameters developed by the Compensation Committee. The Kinsley Group did not provide any advice to us or other services to us in fiscal 2014. For a discussion regarding the companies selected by the Compensation Committee, see the "Compensation Discussion and Analysis" section in this Proxy Statement. Except as described above, neither our management nor the Compensation Committee retained any compensation consultants in fiscal 2014.

        Compensation Committee Interlocks and Insider Participation.    None of the directors who served on the Compensation Committee during fiscal 2014 is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related person. During the fiscal year ended July 31, 2014, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or our Compensation Committee.

        Nominating Committee.    The Nominating Committee is composed of Mr. Fotiades (Chairman), Dr. Pronovost and Mr. Cohen. The Committee performs the following functions: (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board and recommending that the Board select the director nominees for the next Annual Meeting of Stockholders; (2) developing and recommending to the Board the Corporate Governance Guidelines; (3) overseeing evaluation of the Board and management and (4) reviewing and assessing the compensation paid to members of the Board and its committees. The Nominating Committee held one meeting during fiscal 2014.

Board Leadership Structure

        The CEO and Chairman roles at Cantel are separated between Andrew A. Krakauer and Charles M. Diker, respectively, in recognition of their differing responsibilities. The CEO is responsible for leading the organization's day-to-day performance, executing the Company's strategies and ensuring the success of our acquisition program. The Chairman is responsible for advising the CEO, collaborating on acquisitions, and presiding over meetings of the Board. In addition, the Chairman is principally responsible for setting the strategic direction of the Company with assistance from the CEO. Although we do not have a formal policy regarding whether the offices of Chairman and CEO should be separate, our Board believes that the existing leadership structure, with the separation of the

Chairman of the Board and CEO roles, enhances the accountability of the CEO to the Board and strengthens the Board's independence from management. In addition, the Board believes that having a separate Chairman creates an environment that is more conducive to the objective evaluation and oversight of management's performance, increasing management accountability, and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and our stockholders.

Board Role in Risk Oversight

        The Board is responsible for oversight of the Company's management of enterprise risks. Cantel's senior management is responsible for the Company's risk management process and the day-to-day supervision and mitigation of enterprise risks. Management of the Company advises the Board on areas of material Company risk, including strategic, operational, financial, legal and regulatory risks. We do not believe our Board's oversight of risk influences our leadership structure, though we believe our leadership structure helps mitigate risk by separating oversight of our day-to-day business from the oversight of our Board.

Selection of Nominees for Election to the Board

        The Nominating Committee has established a process for identifying and evaluating nominees for director. Although the Nominating Committee will consider nominees recommended by stockholders, the Nominating Committee believes that the process it utilizes to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further our purposes. Any interested person may recommend a nominee by submitting the nomination, together with appropriate biographical information, to the Nominating Committee, c/o Cantel Medical Corp., 150 Clove Road, Little Falls, NJ 07424, Attn: Secretary. All recommended candidates will be considered using the criteria set forth in our Corporate Governance Guidelines.

        The Nominating Committee will consider, among other things, the following factors to evaluate recommended nominees: the Board's current composition, including expertise, diversity, balance of management and non-management directors, independence and other qualifications required or recommended by applicable laws, rules and regulations (including NYSE requirements) and company policies or procedures. Although the Board considers diversity as a factor to be considered in identifying and evaluating nominees, it does not have any formal policy with respect to diversity. The Nominating Committee will also consider the general qualifications of potential nominees, including, but not limited to personal integrity; concern for Cantel's success and welfare; experience at strategy/policy setting level; high-level leadership experience in business or administrative activity; breadth of knowledge about issues affecting Cantel; an ability to work effectively with others; sufficient time to devote to the Company; and freedom from conflicts of interests.

 EXECUTIVE OFFICERS OF CANTEL

Name	Age	Position
Charles M. Diker	79	Chairman of the Board and member of Office of the Chairman
Andrew A. Krakauer	59	CEO and member of Office of the Chairman
Jorgen B. Hansen	47	President, COO and member of Office of the Chairman
Eric W. Nodiff	57	Executive Vice President, General Counsel and Secretary
Craig A. Sheldon	52	Executive Vice President, Chief Financial Officer and Treasurer
Seth M. Yellin	40	Senior Vice President—Corporate Development and member of Office of the Chairman
Steven C. Anaya	44	Senior Vice President and Chief Accounting Officer

        Set forth below is certain biographical information concerning our current executive officers who are not also directors:

        Mr. Hansen served as Executive Vice President and COO of the Company and as President of the Medivators Inc. subsidiary from November 2012 until his recent promotion to President and COO of the Company in November 2014. He remains President of Medivators Inc. He has been in global leadership positions with increasing responsibility within the healthcare and medical devices industry for over fifteen years. Most recently, he was Senior Vice President, Global Marketing, Business Development, Science and Innovation for ConvaTec Corp. Prior to that, he held leadership roles in Asia and Europe ranging from General Manager, Division head and Senior Vice President of Global Operations for Coloplast A/S.

        Mr. Nodiff served as our Senior Vice President and General Counsel from January 2005 until his recent promotion to Executive Vice President and General Counsel in November 2014. Mr. Nodiff has also served as Secretary since January 2009.

        Mr. Sheldon, who has been employed by us in various executive capacities since November 1994, served as our Senior Vice President and Chief Financial Officer from November 2002 until his recent promotion to Executive Vice President and Chief Financial Officer in November 2014. Since March 2008, Mr. Sheldon has also served as Treasurer. Mr. Sheldon is a certified public accountant (CPA) and a chartered global management accountant (CGMA). Mr. Sheldon has advised Cantel that he intends to retire from the Company in January 2015 (or sometime within 6 months thereafter if requested by the Company to remain until a successor CFO is hired).

        Mr. Yellin commenced employment with the Company in April 2012 and serves as Senior Vice President—Corporate Development. From January 2011 through January 2012, Mr. Yellin was an analyst in the Medical Devices & Life Science Tools segment of Citadel Asset Management and from May 2009 through January 2011 he served as Managing Director, Senior Health Care Analyst at Millennium Partners. For more than four years prior thereto, he served as Vice President, US Event-Driven Portfolio of Brencourt Advisors LLC.

        Mr. Anaya, who has been employed by us in various capacities since March 2002, served as our Vice President since November 2003 and Controller from November 2002 until his recent promotion to Senior Vice President and Chief Accounting Officer in November 2014. Mr. Anaya is a certified public accountant (CPA) and a chartered global management accountant (CGMA).

 COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation Committee of our Board discharges certain responsibilities of the Board with respect to compensation of the Company's executive officers, which, for the fiscal year ended July 31, 2014, included our Chairman of the Board and member of Office of the Chairman, Charles M. Diker; Chief Executive Officer (CEO) and member of Office of the Chairman, Andrew A. Krakauer; President and Chief Operating Officer and member of Office of the Chairman, Jorgen B. Hansen; Executive Vice President, General Counsel and Secretary, Eric W. Nodiff; and Executive Vice President, Chief Financial Officer (CFO) and Treasurer, Craig A. Sheldon (collectively, the Named Executive Officers or NEOs).

Objectives of Compensation Programs

        The primary objectives of the Company's compensation program are to:

  •
  Closely align the interests of the executive officers with those of the stockholders, and

  •
  Offer compensation opportunities that attract and retain talented executive officers, motivate such officers to perform at their highest level and reward their achievements.

        The abilities and performance of the Company's executives are critical to the Company's long-term success, and the objectives of the compensation program are designed to complement each other by balancing the Company's interest in achieving both its short-term and long-term goals. Base salary and incentive-based cash bonuses are paid to reward performance and the achievement of short-term objectives and equity awards are used to align the executives' interests with the long-term success of the Company.

What the Company's Compensation Program is Designed to Reward

        The Company's business plan emphasizes growth through the expansion of existing operations and the addition of new products through acquisitions and product development. This strategy is advanced by identifying and acquiring businesses; effectively integrating acquired operations, personnel, products and technologies into the organization; retaining and motivating key personnel throughout the Company; attracting and retaining customers; and encouraging new product development. In addition, the Company relies on its executives to sustain and efficiently manage current businesses while adapting and growing its business segments in response to the ever-changing competitive landscape, and, in general, to maximize stockholder value. The compensation program is designed to reward the NEOs for successfully managing these tasks, increasing earnings of the Company, and creating stockholder value.

Role of Peer Group CEO Compensation Data

        With respect to our CEO's compensation in fiscal 2014, in order to obtain a general understanding of current trends in compensation practices and ranges of amounts being awarded by other public companies to their chief executive officers, the CEO provided the Compensation Committee with a list of peer group companies to the Company that are public companies engaged in our industry, in related industries, or that possess size or other characteristics which are similar to ours. The Compensation Committee then provided this list to an independent consulting firm, The Kinsley Group, and such consulting firm provided the Compensation Committee with data requested by the Compensation Committee about the compensation paid by these companies to their chief executive officers. While the consulting firm assisted the Compensation Committee in compiling and interpreting such data, it did not otherwise provide advice to the Committee regarding compensation decisions. The Kinsley Group has not provided any services to management. Further, the Compensation Committee has reviewed the nature of the relationship with The Kinsley Group and did not believe there were any conflicts of interest that impacted the data provided to the Compensation Committee. The companies in the peer group consisted of: AngioDynamics, Inc., ICU Medical, Inc., Masimo Corporation, Medical Action Industries Inc., Merit Medical Systems Inc., Natus Medical Inc., NuVasive, Inc., Volcano Corporation and Wright Medical Group, Inc.

        The Compensation Committee used the peer group data principally to obtain a general understanding of median base salary, bonus and severance levels paid to chief executive officers in the healthcare industry and to determine where compensation levels of the Company's CEO fell relative to median compensation levels of comparable industry executives. The data showed that the combined base salaries and short-term cash incentives were mixed relative to the medians in the comparative groups. However, the Committee did not utilize the data for benchmarking to specific market percentiles or modify any salaries, incentives or benefits of the CEO based on the data in the survey. The Committee took this data into account, as reference points to be considered in determining if its current levels and mix of compensation for the CEO were reasonable for the Company.

        The Compensation Committee did not utilize any specific survey data or benchmarking with respect to fiscal 2014 compensation of any of the other NEOs. Instead, the Committee relied on its own analyses and processes described herein in setting fiscal 2014 compensation for the NEOs.

        For fiscal 2015, the Compensation Committee has not yet retained The Kinsley Group or any other independent consulting firm to provide advice with respect to executive compensation for fiscal 2015.

Elements of the Compensation Program; Why the Compensation Committee Chose Each Element and How it Relates to the Company's Objectives

        The two principal elements comprising executive compensation are cash and equity awards. The cash element is divided into base salary and annual cash incentives under the Company's Annual Incentive Compensation Plan, which constitutes the short term incentive compensation plan (STIP) and the equity element consists of stock options and restricted stock awards (subject to a risk of forfeiture) under the Company's Long Term Incentive Compensation Plan (LTIP). These elements complement each other and give the Compensation Committee flexibility to create compensation packages that provide short and long-term incentives in line with the Company's approach to compensation. Such approach is designed to provide the executive sufficient cash to be competitive with other employment opportunities, while at the same time providing the executive with an incentive to build stockholder value by aligning the executive's interests with those of our stockholders.

        Base salary is the primary fixed element of the Company's compensation program and is used to attract and retain, as well as motivate and reward, executive officers. In determining the base salary of NEOs, the Compensation Committee considers the experience, skills, knowledge and responsibilities required of the executive officer in his role, specifically, the functional role of the position, the level of the individual's responsibility, the ability to replace the individual, and if applicable, the base salary of the individual at his prior employment.

        Short-term incentive compensation is an opportunity for executives to receive cash bonuses based on the Company's (or its divisions') annual financial performance. The short-term incentive compensation is intended to reward performance for the most recently completed fiscal year when financial objectives are achieved and motivate and retain qualified individuals who have the opportunity to influence future results, advance business objectives, and enhance stockholder value. Likewise, this element of compensation is designed to provide a reduced award or no award when financial objectives are not achieved. Under the STIP, target amounts for the annual bonus opportunity are required to be established within 75 days after the commencement of the fiscal year and are based on achievement of one or more metrics described in the STIP. The exact annual metrics and targets to be used under the STIP are approved by the Compensation Committee each year. In addition, under the STIP, the

Compensation Committee has the flexibility to award additional discretionary bonuses to recognize and reward performance in excess of measurable performance objectives.

        Although Mr. Diker does not participate in the STIP, during fiscal 2014 the Compensation Committee made Mr. Diker eligible to receive a separate target bonus of $75,000 (for the last six months of fiscal 2014) plus a discretionary bonus determined by the Compensation Committee. Both the target bonus and discretionary bonus were based on the same Company annual financial performance objectives imposed on executives under the STIP for fiscal 2014. The Committee decided to provide bonus eligibility to Mr. Diker to reward him on the same basis as other executives when financial objectives of the Company are achieved. Although Mr. Diker received his target bonus, he waived his entitlement to the discretionary bonus.

        For fiscal 2014, the Committee established a target level, as a percentage of base salary, for each member of senior management for purposes of determining cash bonuses under the STIP. Achievement of the target levels was based on attainment of the Company's fiscal 2014 targeted diluted earnings per share (EPS) and, in the case of division CEOs, budgeted operating income for the applicable division. Factors included in the process of determining senior management target levels, as well as discretionary additional bonuses, were business performance, scope of responsibilities and accountability, competitive and other industry compensation data, special circumstances and expertise, individual performance, comparison with compensation of our other senior managers and recommendations of the Chairman of the Board and the CEO.

        The purpose of the LTIP is to contribute to the motivation of key employees in accomplishing the Company's long-term strategic and stockholder value goals. Through equity awards, the LTIP is designed to communicate and reinforce strategic, operational and financial objectives linked to creating stockholder value, provide a competitive incentive for achievement of long-term corporate stockholder value goals and establish an objective basis for determining annual long-term incentive awards for eligible participants.

        Equity awards (which may consist of restricted stock, stock options, stock appreciation rights or performance awards) are granted under the LTIP to NEOs in order to give them an ownership interest in the Company, thereby aligning their interests with those of the stockholders and providing a long-term incentive. Restricted stock awards consist of awards of the Company's common stock subject to specified vesting restrictions or conditions including, among other things, continued employment with the Company. Stock options and stock appreciation rights (rights to receive a payment equal to the increase in fair market value of the Company's common stock since the grant date thereof) are equity awards whose value depends on an increase in the Company's common stock price. The Compensation Committee determined at the end of fiscal 2010 to no longer grant stock options to management under the LTIP and rather, to grant only restricted stock to management. Grants of restricted stock have intrinsic value regardless of price appreciation, and may create a better identity of interests between management and other stockholders. In addition, the Committee believes that due to their intrinsic value, restricted shares may have a stronger retentive effect on management than stock options. Following fiscal 2014, restricted stock awards were granted to management under the LTIP. Mr. Diker does not participate in the LTIP but is awarded stock options as an employee of the Company from time to time based on recommendations of the Compensation Committee and approval of the Board.

        The Compensation Committee typically imposes time-based vesting conditions on stock options and restricted stock awards because it believes that time based vesting encourages recipients of awards to remain employed by the Company and continue to provide services to us, and also encourages recipients to build stockholder value over a long period of time. As with other issued shares of our common stock, recipients of restricted stock (but not stock options) awarded under the LTIP are entitled to receive dividends we pay on our common stock.

Risk in Our NEO Compensation Program

        Our Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. We believe the base salary levels of our executives mitigate excessive risk-taking behavior by providing reasonable predictability in the level of income earned by each executive and alleviating pressure on executives to focus exclusively on stock price performance to the detriment of other important business metrics. We also provide a mixture of both short-term and long-term incentives. With a significant weighting on long-term incentives that are subject to time-based vesting, we believe NEOs' incentives are aligned with those of our stockholders and short-term risk taking is discouraged. In addition, the performance measures used for short-term incentives are intended to be challenging yet attainable, so that it is more likely than not that the executives will earn a substantial portion of their target bonus annually, which mitigates the potential that our executives will take excessive risks. The metrics we use are typically calculable in accordance with generally accepted accounting principles (GAAP) and audited at the end of the year. Also, for fiscal 2014, short-term incentives in the form of annual performance bonus payouts have been established, depending on an executive's position, at between 40-100% of base salary for on-target performance. Under the STIP, the Compensation Committee may determine that extraordinary performance warrants a higher payout but with a cap of 200% of targeted bonus, which the Compensation Committee believes mitigates the likelihood that our executives will take excessive risks. In addition, stock options and restricted stock awards granted to employees generally vest annually over three years, so executives always have a significant amount of unvested awards that could decrease significantly in value if our business is not managed for the long-term. The Compensation Committee further retains discretion under both the STIP and LTIP to reduce or not pay awards under such plans due to an NEO's misconduct or poor performance.

How the Compensation Committee Chose Amounts and Formulas for Each Element

        Base Salary.    Currently the Compensation Committee approves the base salaries of all NEOs; however, the base salary of Mr. Diker, who provides services to the Company on a part time basis, is also subject to approval by the Board. On February 1, 2014, the base salary of the Chairman was increased by 17%, from $300,000 to $350,000 and the base salary of the CEO was increased by 13%, from $575,000 to $650,000, both in recognition of their contributions and the performance of the Company. The base salaries of Messrs. Hansen, Nodiff and Sheldon were increased by 3.0% in recognition of their contributions and the performance of the Company. The Committee maintained the relative differences among them (other than the Chairman and CEO) that had been established in prior fiscal years based on the NEOs' roles and responsibilities and the Committee's prior perception of executives of other similar companies of similar position, responsibility, experience, qualifications, and performance. The greater percentage increase for the Chairman was based on the Committee's desire to more closely align his salary with other executive officers of the Company. The greater percentage increase for the CEO was due to his leadership of the Company and continued growth of sales and earnings. The current base salaries of the NEOs are as follows:

NEO	BASE SALARY
Mr. Diker	$350,000
Mr. Krakauer	650,000
Mr. Hansen	441,033
Mr. Nodiff	351,983
Mr. Sheldon	351,983

        Short-Term Incentive Plan.    For fiscal 2014, the Compensation Committee chose EPS as the performance metric under the STIP, as well as for the target bonus compensation payable to Mr. Diker, to maintain a focus on increasing stockholder value and driving superior financial performance. The

Committee believes EPS is a key metric in measuring the Company's success and provides certainty and comparability since it is calculated in accordance with generally accepted accounting principles and audited each year. Specifically, for fiscal 2014 the performance target was diluted EPS of $1.03.

        For fiscal 2014, the target incentive awards under the STIP, established as a percentage of base salary (and as a fixed dollar amount in the case of Mr. Diker), were set by the Compensation Committee as follows:

NEO	TARGET INCENTIVE AWARD
Mr. Diker	$75,000
Mr. Krakauer	100%
Mr. Hansen	70%
Mr. Nodiff	50%
Mr. Sheldon	50%

        The incentive award percentages of Messrs. Krakauer and Hansen under the STIP were increased following fiscal 2013 from 85% to 100% for Mr. Krakauer and from 60% to 70% for Mr. Hansen based on their individual performances as well as the Company's fiscal 2013 performance.

        In fiscal 2014, the Company exceeded the diluted EPS performance target of $1.03 compared to our actual diluted EPS of $1.04. Therefore, Messrs. Diker, Krakauer, Hansen, Nodiff and Sheldon each received his full target incentive award. In addition, because our actual EPS exceeded our performance target and our prior year's diluted EPS of $0.95 as well as the closing and successful integration of our most recent acquisitions, the Compensation Committee utilized its discretion under the STIP to award additional cash bonuses to our NEOs. Mr. Diker voluntarily waived his participation in discretionary bonus compensation for fiscal 2014. The discretionary STIP awards increased the incentive-based awards by 25%. Total STIP awards to NEOs for fiscal 2014 were as follows:

NEO	BASE INCENTIVE AWARD	DISCRETIONARY INCENTIVE AWARD	TOTAL CASH AWARD
Mr. Diker	$75,000	0	$75,000
Mr. Krakauer	$650,000	$162,500	$812,500
Mr. Hansen	$308,723	$77,181	$385,904
Mr. Nodiff	$175,992	$43,998	$219,989
Mr. Sheldon	$175,992	$43,998	$219,989

        Equity Awards.    The Compensation Committee determines the number of shares of stock underlying the equity awards based upon each NEO's position and performance during the fiscal year. The Committee established fiscal 2014 equity award targets for all NEOs other than Messrs. Diker and Krakauer based on a percentage of their base salary (described below). Mr. Diker is not a participant in the LTIP but has received equity awards from time to time upon the recommendation of the Compensation Committee and approval of the Board. All restricted stock awards to NEOs are subject to vesting in three equal annual installments beginning on the first anniversary of the grant date.

        The target incentive equity award percentages and fixed value award (in the case of Mr. Krakauer) were determined by the Compensation Committee to reflect the objectives of the LTIP and to give effect to the positions, responsibilities and contributions to the Company of each NEO. The percentages also reflect the Compensation Committee's view, based on past analyses which were not updated in fiscal 2014, of market-based differences for similarly positioned executives at other companies.

        On October 10, 2014, the Compensation Committee awarded the NEOs restricted shares under the LTIP attributable to fiscal 2014 performance based on the $36.08 closing price of Cantel common stock on the NYSE on the date immediately preceding the grant date. In addition, the Compensation Committee awarded Mr. Diker a stock option to purchase 25,000 shares at an exercise price of $36.70, the closing price of Cantel stock on the NYSE on the date of grant, based on his contributions to the Company and for providing direction and assistance to management during fiscal 2014.

        Mr. Krakauer was awarded 41,575 shares of restricted stock, calculated by dividing $1,500,000 by $36.08, the closing price of Cantel stock on the NYSE on the date immediately preceding the grant date. This represented a $250,000 increase in value from the prior year's restricted stock award to Mr. Krakauer. The increase was in recognition of the Company's overall growth since Mr. Krakauer became President and CEO of the Company, as well as the Compensation Committee's perception of CEO compensation of other similar companies of similar position, responsibility, experience, qualifications, and performance.

        The number of shares of restricted stock issued to Mr. Hansen was calculated by (1) multiplying his base salary by 100% (his incentive award percentage) and (2) dividing the product by $36.08.

        The number of shares of restricted stock issued to Mr. Nodiff was calculated by (1) multiplying his base salary by 85% (his incentive award percentage) and (2) dividing the product by $36.08. Due to Mr. Sheldon's announced plans for retirement and as part of the agreement reached between the Company and Mr. Sheldon on severance payable in connection with his retirement, Mr. Sheldon did not receive a grant of restricted shares with respect to fiscal 2014.

        For the awards to the NEOs, the Compensation Committee established the following payment percentages and, as a result, made the grants indicated:

NEO	TARGET INCENTIVE AWARD	VALUE OF AWARD	NUMBER OF RESTRICTED SHARES AWARDED	NUMBER OF STOCK OPTIONS AWARDED
Mr. Diker	NA		NA	25,000
Mr. Krakauer	$1,500,000 Value	$1,500,000	41,575	NA
Mr. Hansen	100% of Base Salary	$441,033	12,225	NA
Mr. Nodiff	85% of Base Salary	$299,186	8,295	NA

Post-Retirement and Other Benefits

        Each of Messrs. Krakauer, Hansen and Nodiff is party to a severance agreement with the Company that contains certain post-termination benefits. Mr. Sheldon has announced his future retirement and has entered into a retirement agreement with the Company described below that, together with other agreements referenced therein that take effect upon retirement, will govern the benefits related to his retirement. The compensation payable to Mr. Sheldon under the retirement agreements recognizes his long service to the Company, the desire to ensure a smooth transition of duties to his successor, and the desire to secure Mr. Sheldon's consulting services following retirement.

        The Compensation Committee believes that post-termination benefits are an important aspect of an executive compensation program because they allow the Company to better recruit and retain executive officers by offering competitive compensation packages. Such benefits also allow the executive officers to focus on performance of their duties and eliminate distractions related to job security concerns. The severance agreements also provide benefits in the event of a change in control of the Company to further align the interests of the executive with those of the stockholders. These arrangements are primarily intended to maintain the executive's motivation to consummate the sale of the Company in circumstances where such event will maximize stockholder value, notwithstanding that such transaction may result in the executive's loss of continued employment with the Company. We believe a "double trigger" requiring actual termination following a change of control rather than simply awarding amounts in the event of a change of control best aligns the NEOs' interests by encouraging them to continue to perform their duties adequately rather than simply receiving an award for completing a transaction.

        We believe that these severance benefits are reasonable and appropriate for our NEOs in light of the anticipated time it takes high-level executives to secure new positions with responsibilities and compensation that are commensurate with their experience. We do not include "gross-up" provisions in the severance agreements. A more detailed description of our severance agreements may be found below under the heading "Post Termination Benefits and Change in Control."

        Severance benefits also include the vesting of 100% of the executives' unvested stock options and unvested restricted stock awards and other similar rights in certain circumstances. We believe that the equity awards granted to our executive officers have been reasonable in amount and that, in the event of a change in control and certain other terminations, it is appropriate that our executive officers receive the full benefit under their equity compensation awards of the increase in Cantel's value attributable to the performance of the current management team.

        The severance agreements for our NEOs (other than Mr. Sheldon, whose benefits are now governed by the retirement agreements described below) provide equal benefits for each NEO that is a party to a severance agreement, other than with respect to cash severance payable in the event of a termination in a non-change of control situation (i.e., a termination without cause). In such event, the Mr. Krakauer (CEO) is entitled to two times the sum of his base salary and target bonus at the time of termination; Mr. Hansen (COO) is entitled to 18 months' base salary; and Mr. Nodiff is entitled to 12 months' base salary. We believe that a higher severance formula for our CEO is justified and needed in order to attract the individual we believe is best suited for the office. Our CEO is the individual the public and our stockholders most closely identify as the face of the company. He has the greatest individual impact on our success, and he faces the greatest personal risks when the company takes risks. We also believe that the position of Chief Operating Officer merits a higher severance formula in order to attract the individual we believe is best suited for the office. Finally, we believe that any NEO (other than Mr. Diker) who has 15 years of employment with the Company should be entitled to additional compensation in the event of a termination of his employment in a non-change in control situation in recognition of his long service to the Company.

        In addition to the above benefits, we provide to Messrs. Krakauer, Hansen, Nodiff and Sheldon (1) term life insurance equal to one year's base salary, (2) a car allowance equal to $750 a month plus related expenses, (3) an executive physical once every three years (up to $3,500, subject to a gross-up to make this benefit tax neutral), (4) a $7,000 allowance for disability insurance or long term care insurance and (5) a 401(k) plan match. We believe these perquisites and benefits are appropriate as part of a competitive benefits package. Mr. Diker is provided a 401(k) plan match.

Say-on-Pay Vote Response

        In evaluating our compensation process for fiscal 2014, our Compensation Committee generally considered the results of the advisory vote of our stockholders on the compensation of the executive officers named in our last proxy statement related to our prior annual meeting of stockholders. Our Compensation Committee noted that more than 97% of votes cast approved of the compensation of those executive officers as described in our last proxy statement. Our Compensation Committee considered these voting results as supportive of the Compensation Committee's general executive compensation practices.

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code (the Code) limits the deduction a public company is permitted for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1,000,000 to a covered executive cannot be deducted, unless the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by stockholders. In its deliberations the Compensation Committee considers ways to maximize deductibility of executive compensation, but nonetheless retains the discretion to compensate executive officers at levels the Committee considers commensurate with their responsibilities and achievements. We have not adopted a policy that all executive compensation be fully deductible. A portion of Mr. Krakauer's compensation is non-deductible. The compensation of all other NEO's is fully deductible.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed the "Compensation Discussion and Analysis" section of this Proxy Statement and discussed such section with certain members of management. Based on its review and discussions and its ongoing involvement with executive compensation matters, the Compensation Committee recommended to the Board that the "Compensation Discussion and Analysis" section of this Proxy Statement be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended July 31, 2014.

Compensation Committee Alan J. Hirschfield (Chairman) Alan R. Batkin Joseph M. Cohen

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth compensation for our CEO, CFO and three other most highly compensated executive officers (our Named Executive Officers or NEOs).

SUMMARY COMPENSATION TABLE

Name and Pricipal Position	Year		Salary $	Bonus $	Option Awards ($)(1)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Charles M. Diker	2014		325,000	—	362,400	—	75,000	44,510	(2)	806,910
Chairman of the Board	2013		275,000	—	381,850	—	—	43,938		700,788
	2012		250,000	—	—	219,240	—	43,439		512,679
Andrew A. Krakauer	2014		612,500	—	—	1,262,857	812,500	28,900	(3)	2,716,757
Chief Executive Officer	2013		550,000	—	—	1,000,026	733,125	28,128		2,311,279
	2012		505,000	—	—	484,894	847,875	25,331		1,863,100
Jorgen B. Hansen	2014		434,611	—	—	432,616	385,904	21,578	(5)	1,274,709
President and Chief	2013	(4)	302,636	—	—	424,922	289,026	191,055		1,207,639
Operating Officer
Eric W. Nodiff	2014		346,857	—	—	293,447	219,989	28,984	(6)	889,277
Executive Vice President	2013		336,755	—	—	232,596	256,299	27,879		853,529
and General Counsel	2012		323,879	—	—	221,379	315,189	27,730		888,177
Craig A. Sheldon	2014		346,857	—	—	293,447	219,989	22,679	(7)	882,972
Executive Vice President,	2013		336,755	—	—	232,596	256,299	20,105		845,755
Chief Financial Officer,	2012		323,879	—	—	221,379	315,189	21,231		881,678
and Treasurer

(1)
Represents the aggregate grant date fair value (pre-tax) computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718. For a discussion of valuation assumptions, see Note 15 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2014.

(2)
This amount includes the following amounts paid or accrued by us for the benefit of Mr. Diker: (i) $36,000 in office expenses, and (ii) $8,510 in contributions under a 401(k) plan.

(3)
This amount includes the following amounts paid or accrued by us for the benefit of Mr. Krakauer: (i) $13,055 in vehicle fringe benefits, (ii) $7,800 in contributions under a 401(k) plan, (iii) $7,805 in term life and long-term care insurance premiums, and (iv) $240 in health club benefits.

(4)
Mr. Hansen commenced employment with the Company on November 15, 2012.

(5)
This amount includes the following amounts paid or accrued by us for the benefit of Mr. Hansen: (i) $13,055 in vehicle fringe benefits, and (ii) $8,523 in contributions under a 401(k) plan.

(6)
This amount includes the following amounts paid or accrued by us for the benefit of Mr. Nodiff: (i) $13,055 in vehicle fringe benefits, (ii) $7,825 in contributions under a 401(k) plan, and (iii) $8,104 in term life and long-term care insurance premiums.

(7)
This amount includes the following amounts paid or accrued by us for the benefit of Mr. Sheldon: (i) $13,055 in vehicle fringe benefits, (ii) $7,825 in contributions under a 401(k) plan, and (iii) $1,799 in term life and long-term care insurance premiums.

Grants of Plan-Based Awards Table

        The following table sets forth certain additional information regarding grants of plan-based awards to our Named Executive Officers for the fiscal year ended July 31, 2014:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)							All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)			Grant Date Fair Value (Pre-tax) of Stock and Option Awards ($)
												Exercise or Base Price of Option Awards ($/Sh)
Name	Threshold ($)		Target ($)		Maximum ($)		Grant Date
Charles M. Diker	NA	(2)	NA	(2)	NA	(2)	10/10/13	—		30,000	(3)	$31.81	362,400
Andrew A. Krakauer	325,000		650,000		1,300,000		10/10/13	39,700	(4)	—		—	1,262,857
Jorgen B. Hansen	154,362		308,723		617,446		10/10/13	13,600	(4)	—		—	432,616
Eric W. Nodiff	87,996		175,992		351,983		10/10/13	9,225	(4)	—		—	293,447
Craig A. Sheldon	87,996		175,992		351,983		10/10/13	9,225	(4)	—		—	293,447

(1)
All non-equity incentive plans referenced in the table provide that no bonus is payable if the minimum level of performance required by the plan is not achieved by the NEO.

(2)
Although Mr. Diker does not participate in the Company's primary non-equity incentive plan, the Compensation Committee made Mr. Diker eligible to receive a target bonus of $75,000 (for the last six months of fiscal 2014 with a "Threshold" payout of $37,500) plus a discretionary bonus determined by the Compensation Committee (with a "Maximum" payout of $150,000). However, Mr. Diker waived his entitlement to the discretionary bonus.

(3)
Stock option award is exercisable in equal annual installments on each of the first three anniversaries of the grant date.

(4)
Each restricted stock award is subject to a risk of forfeiture which lapses as to one-third of the awards on each of the first three anniversaries of the grant date.

Narrative Addendum to the Summary Compensation Table and Grants of Plan-Based Awards Table

Short-Term Incentive Plan

        Under the STIP, our NEOs (other than Mr. Diker) and certain other executives and key employees of the Company are eligible to receive cash bonus awards based on their achievement of performance targets for each fiscal year ending July 31st (each year being referred to as a Plan Year).

        The STIP is administered by the Compensation Committee, which establishes annual performance targets (the Performance Targets) for each Plan Year. Awards are based on the achievement of the Performance Targets, which are based on the attainment of specified levels of one or any combination of the following: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, stockholder return or economic value added of the Company or the subsidiary or division of the Company for or within which the participant is primarily employed. Such Performance Targets may also be based on the achievement of specified levels of Company performance (or performance of an applicable subsidiary) under one or more of the measures described above relative to the performance of other corporations. For fiscal 2014, the Compensation Committee established a Performance Target of EPS of $1.03, which was $0.03 higher than the Company's fiscal 2014 budgeted EPS of $1.00. In fiscal 2014, the Company exceeded this Performance Target.

        The target incentive awards for each eligible position (by category) are expressed as a percentage of base salary within the ranges designated below for fiscal 2014 (with the actual target incentive award percentages determined by the Compensation Committee on an annual basis):

ELIGIBLE POSITION	TARGET INCENTIVE AWARD
CEO/President	70% - 100%
COO, Division CEO, Executive Vice President, Senior Vice President	45% - 70%
Vice President	40% - 55%
Other Key Employees	10% - 35%

        For fiscal 2014, the actual target incentive awards were set by the Compensation Committee as follows:

ELIGIBLE POSITION	TARGET INCENTIVE AWARD
CEO/President (includes Mr. Krakauer)	100%
COO/Executive Vice President (includes Mr. Hansen)	70%
Division CEOs	55%
Senior Vice Presidents (includes Messrs. Nodiff and Sheldon)	50%
Vice Presidents	40%

        Notwithstanding the foregoing, Division CEOs have 25% of their bonus target based on the annual Performance Target established for executives of Cantel. The remaining 75% is based on the annual performance target specific to the operations of such CEO's Division(s), which are established by the CEO of the Company in consultation with the Compensation Committee.

        Awards are determined as follows:

	COMPANY-WIDE EARNINGS	DIVISION EARNINGS OR OTHER TARGET
CORPORATE EXECUTIVES	100%	—
DIVISION CEOs	25%	75%

        For fiscal 2014, none of the Division CEOs were NEOs.

        The target incentive award payable to each participant for 100% achievement of the Performance Targets (the Bonus Target) is calculated by multiplying the participant's base salary at the end of the relevant Plan Year by a designated percentage established by the Compensation Committee for such participant for such Plan Year (pro rated if an NEO was employed for a partial year). If more or less than 100% of the Performance Target is achieved, the Compensation Committee has the discretion to increase the Bonus Target (not to exceed 200% of the Bonus Target) or decrease the Bonus Target (not to be less than 50% of the Bonus Target, provided that a minimum threshold performance level has been achieved); provided, however, that the Compensation Committee in its discretion may establish minimum Performance Targets that must be achieved in order for any incentive award to be paid. The Compensation Committee will determine the degree to which any applicable Performance Target has been achieved and any incentive award paid. At the sole discretion of the Compensation Committee, a participant may not receive an award, or the amount of an award may be decreased, due to substantiated poor individual performance or misconduct and may be declared ineligible under the STIP.

        For fiscal 2014, the Compensation Committee established the following payment criteria based on the achievement of the Performance Target:

% Achievement of $1.03 EPS (Performance Target)	% of Bonus Target to be Awarded
85% or less (EPS less than $0.88)	0
Greater than 85% but less than 100% (EPS of $0.88 - $1.02)	50% - 99% of Bonus Target
100% (EPS of $1.03)	100% of Bonus Target
Greater than 100% (EPS of greater than $1.03)	100% of Bonus Target plus discretionary amount

        The actual awards for our NEOs under the STIP for fiscal 2014 are shown in the tables and discussed in Compensation Discussion and Analysis above.

Long-Term Incentive Plan

        The purpose of the LTIP is to contribute to the motivation of key employees in accomplishing the Company's long-term strategic and stockholder value goals. All equity awards under the LTIP are granted under the Company's 2006 Equity Incentive Plan (the Plan), which is described below, and are subject to the terms thereof.

        Under the LTIP, NEOs (other than Mr. Diker) and other executives and certain key employees of the Company, are eligible to receive annual equity awards for each Plan Year. Participants are identified by title and recommended by the CEO of the Company each year, subject to the approval of the Compensation Committee. The Compensation Committee administers the LTIP with respect to all participants. The annualized expected value of the participants' target awards under the LTIP are reviewed annually by the Compensation Committee. As described above, the Compensation Committee increased the annualized expected value of Mr. Krakauer's target awards under the LTIP for fiscal 2014 from the prior year.

        Performance based awards under the LTIP are contingent on acceptable individual performance as well as predetermined financial objectives of the Company or one or more of its subsidiaries or operating segments determined by the Compensation Committee. Performance based awards vest upon achievement of the designated performance criteria, which will be based on the attainment of specified levels of one or any combination of the following: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, stockholder return or economic value added of the Company or the subsidiary or division of the Company for or within which the participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable subsidiary) under one or more of the measures described above relative to the performance of other corporations. Notwithstanding the specific performance criteria established, in making a determination as to whether or not such criteria such as earnings growth was achieved, the Compensation Committee takes into consideration factors such as unanticipated taxes, acquisition costs, non-recurring and extraordinary items (if any), and other equitable factors, as determined by the Compensation Committee in its discretion. If a participant's employment with the Company is terminated for any reason, the participant will forfeit any non-vested performance based awards. The Compensation Committee did not grant any performance based awards in fiscal 2014.

        Service-based awards under the LTIP vest ratably over three years following the date of grant, or such other period of time determined by the Compensation Committee, subject to the terms and conditions set forth in the Plan and the agreement reflecting the award. Under the LTIP, in the event a participant's employment is terminated prior to the end of the vesting period due to (A) death, all of the service-based awards granted to the participant under the LTIP will automatically vest as of the date of termination of employment, (B) Retirement (as defined in the LTIP), all of the service-based stock options granted to the participant under the LTIP will automatically vest and the participant will forfeit any non-vested restricted stock awards or portions thereof granted under the LTIP unless the Compensation Committee, in its discretion, accelerates the vesting of such non-vested restricted stock awards, or (C) disability, any service-based awards that would have vested within the 12 month period following the termination date but for the participant's termination of employment (e.g., stock options and restricted stock awards subject only to time vesting) will automatically vest as of the termination date.

        At the sole discretion of the Compensation Committee, a participant may not receive an award or may receive a reduced award due to substantiated poor individual performance or misconduct and may be declared ineligible under the Plan.

        The actual awards for our NEOs under the LTIP for fiscal 2014 are shown in the tables and discussed in Compensation Discussion and Analysis above.

2006 Equity Incentive Plan

        The Plan provides for the granting of stock options, restricted stock awards, stock appreciation rights (SARs) and performance awards to our employees, including our executive officers. Non-employee directors also participate in the Plan. The Plan does not permit the granting of discounted options or discounted SARs. The selection of employee participants in the Plan and the level of participation of each participant are determined by the Compensation Committee (the Board makes determinations relating to awards to directors). The number of shares that may be granted to a participant under the Plan during any calendar year may not exceed 168,750. Subject to the limitations set forth in the Plan, the Compensation Committee may delegate to our Chief Executive Officer or other executive officers such duties and powers as the Compensation Committee may deem advisable with respect to the designation of employees to be recipients of Plan awards and the nature and size of such awards, except that no delegation may be made in the case of awards to executive officers or directors or awards intended to qualify under Section 162(m) of the Code, or individual awards in excess of 3,375 restricted shares or 11,250 stock options (or aggregate awards during any fiscal quarter in excess of 11,250 restricted shares or 56,250 stock options) or such other parameters as may be set forth by the Compensation Committee in a subsequent resolution.

        The Plan permits the grant of non-qualified stock options, incentive stock options qualifying under Section 422 of the Code (ISOs) and SARs. SARs permit the recipient to receive a payment measured by the increase in the fair market value of a specified number of our shares from the date of grant to the date of exercise. Distributions to the recipient of a SAR may be made in common stock, in cash, other property or in any combination of the preceding as determined by the Compensation Committee. The Compensation Committee determines the terms of each stock option and SAR at the time of the grant. The exercise price of a stock option may not be less than the fair market value of our common stock on the date the option is granted; likewise, no SAR may be granted at less than the fair market value of our common stock on the date the SAR is granted. The Compensation Committee determines the exercise period of each stock option and SAR; however, the terms of stock options and SARs granted under the Plan may not exceed ten years. The Compensation Committee did not award any SARs in fiscal 2014.

        Unless otherwise provided by the Compensation Committee, in the event of the termination of a participant's service as an employee or non-employee director for any reason other than the participant's Retirement (as defined in the Plan), death or disability, stock options and SARs (to the extent exercisable) will remain exercisable for a period of 90 days from such date or until the expiration of the stated term of such stock options or SARs, whichever period is shorter (except that in the case of a termination of employment for cause, such stock options and SARs will immediately expire). Unless otherwise provided by the Compensation Committee, upon the termination of a participant's employment due to death or disability, stock options and SARs granted to such participant will remain exercisable (to the extent vested) for a period of one year from such date or until the expiration of the stated term of such stock options or SARs, whichever period is shorter. In addition, when an employee or non-employee director who has at least ten years of service with the Company and is at least 65 years of age (or at least 60 years of age with at least fifteen years of service) terminates his or her service as an employee or director (i.e., Retires), all stock options and SARs granted to such employee or director under the Plan will, upon such termination, become immediately exercisable in full and remain exercisable through the original term of the award.

        Generally, no stock option granted under the Plan may be exercised during the first year of its term or such longer period as may be specified in the option grant. However, the Plan gives the Compensation Committee the authority, in its discretion, to accelerate the vesting of stock options. The Plan also provides that unvested stock options and SARs will immediately vest if the recipient's employment or service with the Company is terminated as a result of the recipient's death or Retirement, or is terminated without cause during the 12-month period following a change in control. The Plan similarly provides for the acceleration of vesting of the next tranche of stock options and SARs in the event of a termination of employment or service as a result of disability. The Plan also provides for the acceleration of vesting of a stock option or SAR if such accelerated vesting is provided under any benefit plan of the Company to which the recipient is subject. In addition, under the Plan, the Compensation Committee may in its discretion "cash out" any award, whether vested or unvested, upon a change in control by paying the recipient the amount by which the Change in Control Price (as defined in the Plan) exceeds the exercise or grant price per share under the stock option or SAR award multiplied by the number of shares granted under the stock option or SAR award. The Plan does not permit the repricing of options or the exchange of underwater options for cash or other awards without shareholder approval.

        Under the Plan, the Compensation Committee may also grant restricted stock awards and performance awards, subject to specified restrictions or vesting conditions, including but not limited to continued employment or service of the recipient with us (in the case of restricted stock awards) or the achievement of one or more specific goals relating to our performance or the performance of a business unit or the recipient over a specified period of time (in the case of performance awards). Performance-based measures could be based on various factors such as our revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, and/or economic value added or such factors as they apply to one of its business units within which the recipient is primarily employed. The performance goals of the performance awards will be set by the Compensation Committee within the time period prescribed by Section 162(m) of the Code.

        Except to the extent that the Compensation Committee specifies a longer vesting schedule in the award agreement, restricted stock awards given to non-employee directors (and to employee directors in their capacities as directors) will vest on the first anniversary of the grant date. Except as otherwise provided in the award agreement, restricted stock awards given to employees will vest ratably on the first, second and third anniversaries of the grant date. The Plan provides that if the recipient's service with the Company as a director or employee terminates as a result of the recipient's death, any restricted stock awarded under the Plan will automatically vest, and if such service terminates as a result of disability, the next tranche of shares will automatically vest. The Plan also provides for the acceleration of vesting of a restricted stock award if such accelerated vesting is provided under any benefit plan of the Company to which the recipient is subject. In addition, the Plan gives the Compensation Committee the authority, in its discretion, to accelerate the vesting of any restricted stock award and, in connection with a change in control, to "cash out" any unvested restricted stock award.

Risk Considerations in Our Compensation Program

        The Compensation Committee has considered the risks that may exist in the Company's compensation plans and the factors that mitigate against the plans creating material risks to the Company and believes that risks arising from our compensation policies and practices for our employees are not likely to have a material adverse effect on the Company.

Outstanding Equity Awards at Fiscal Year-End Table

        The following table sets forth information regarding unexercised options and unvested restricted stock held by each of our Named Executive Officers as of July 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Charles M. Diker	13,050	—	(2)	7.60	11/04/14
	17,500	35,000	(3)	17.04	10/14/17
	—	30,000	(4)	31.81	10/09/18
						6,750	(5)	226,328
Andrew A. Krakauer						17,905	(6)	600,355
						39,124	(7)	1,311,828
						39,700	(8)	1,331,141
Jorgen B. Hansen						16,792	(9)	563,036
						13,600	(8)	456,008
Eric W. Nodiff						8,175	(6)	274,108
						9,100	(7)	305,123
						9,225	(8)	309,314
Craig A. Sheldon						8,175	(6)	274,108
						9,100	(7)	305,123
						9,225	(8)	309,314

(1)
The market value of shares of stock that have not vested was determined using the closing market price per share of our common stock on July 31, 2014.

(2)
The option was granted on November 5, 2009 and has a five year term. The option vests and is exercisable as to one-third of the shares underlying the option on each of the first three anniversaries of the grant date.

(3)
The option was granted on October 15, 2012 and has a five year term. The option vests and is exercisable as to one-third of the shares underlying the option on each of the first three anniversaries of the grant date.

(4)
The option was granted on October 10, 2013 and has a five year term. The option vests and is exercisable as to one-third of the shares underlying the option on each of the first three anniversaries of the grant date.

(5)
The restricted stock was issued on October 21, 2011 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date.

(6)
The restricted stock was issued on October 3, 2011 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date.

(7)
The restricted stock was issued on October 15, 2012 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date.

(8)
The restricted stock was issued on October 10, 2013 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date.

(9)
The restricted stock was issued on November 15, 2012 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date.

Equity Compensation Plan Information

        The following sets forth certain information as of July 31, 2014 with respect to our compensation plans under which Cantel securities may be issued:

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	222,492	$12.78	1,029,373	(1)
Equity compensation plans not approved by security holders	0	0	0
Total	222,492	$12.78	1,029,373	(1)

(1)
Consists solely of 386,810 stock option and SARs awards and 642,563 restricted stock and performance awards available for grant under the Plan.

Option Exercises and Stock Vested Table

        The following table provides information on stock option exercises and vesting of restricted stock during fiscal 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Charles M. Diker	—	—	25,873	910,437
Andrew A. Krakauer	—	—	57,718	1,944,018
Jorgen B. Hansen	—	—	8,396	297,218
Eric W. Nodiff	—	—	20,898	702,778
Craig A. Sheldon	—	—	22,248	750,298

(1)
The "Value Realized on Exercise" is the difference between the market price of the underlying security at exercise and the exercise price of the option. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares, or that the underlying shares were sold on the date of exercise. Furthermore, such value realized does not take into consideration individual income tax consequences.

(2)
The "Value Realized on Vesting" is based on the fair market value of the underlying security on the vesting date. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares, or that the underlying shares were sold on the date of exercise. Furthermore, such value realized does not take into consideration individual income tax consequences.

Post-Termination Benefits and Change in Control

Severance Agreements with NEOs

        The severance agreements with Messrs. Krakauer, Hansen and Nodiff expire on July 31, 2016 but automatically renew on July 31 of each year for another year unless either the Company or the NEO has provided at least 6 months' notice prior to such date that the term will not be extended. However, if a Change in Control (as defined in the severance agreements to generally include a person or group acquiring more than 50% of our stock, a majority of our Board being replaced during any 12-month period if not endorsed by our current Board, a merger or consolidation unless the Company's stockholders hold at least 80% of the voting stock of the surviving entity, a sale of all or substantially all of the Company's assets, or the approval of a plan of complete liquidation by the Company's stockholders) occurs, the term will not end before the second anniversary of the Change in Control.

        Under the severance agreements, upon termination of employment for any reason, the NEO will be entitled to his (a) earned but unpaid base salary through the termination date, (b) accrued and unused paid time off through the termination date, and (c) reimbursement of expenses. Subject to certain conditions (such as signing a release), if an NEO is terminated (1) by the Company for any reason other than for Cause, Unacceptable Performance, Disability or death or (2) by the NEO for Adequate Reason (each such capitalized term as defined in the severance agreements), then the NEO will be entitled to certain benefits, unless termination occurs during a Change in Control Coverage Period (as defined in the severance agreements). Specifically, the NEO would be entitled to (1) in the case of the CEO only, two times base salary plus target bonus, paid in a lump sum, (2) in the case of the COO, 18 months' base salary paid in a lump sum, (3) in the case of NEOs other than the CEO and COO, one year's base salary (18 months in the case of any NEO who has completed at least 15 years of employment with the Company) paid in a lump sum, (4) if the termination occurs subsequent to a fiscal year end in which the NEO did not yet receive his earned bonus, then the NEO will be entitled to the bonus he would have been entitled to receive for such fiscal year under his applicable bonus plan if his employment had continued through the bonus payment date, (5) for the partial fiscal year in which the termination occurs, the NEO will be entitled to a pro-rated bonus (based on number of full or partial months the NEO worked in the partial fiscal year) to the extent he would have been entitled to receive the bonus for such fiscal year under his applicable bonus plan if his employment had continued through the next bonus payment date, (6) all unvested stock options and unvested stock held by the NEO will automatically fully vest, (7) 12 months (18 months in the case of the CEO, COO or any NEO who has completed at least 15 years of employment with the Company) of COBRA benefit premiums and (8) 12 months of outplacement services, up to $20,000.

        Subject to certain conditions (such as signing a release), under their severance agreements, if the employment of Messrs. Krakauer, Hansen or Nodiff is terminated during a Change in Control Coverage Period (generally, the period commencing 6 months prior to a Change in Control and ending 2 years following a Change in Control), the NEO will be entitled to certain compensation if (A) the Company terminates the NEO's employment (other than a termination for Cause or death), or (B) the NEO voluntarily terminates his employment for Adequate Reason or Good Reason (as defined in the severance agreements to generally include certain reductions in the authority, duties or responsibilities, certain reductions in compensation, certain reductions in the authority, duties or responsibilities of a supervisor of the NEO, certain reductions in the budget overseen by the NEO and certain changes in location). Specifically, the NEO would be entitled to (1) two times the sum of (i) the NEO's base salary and (ii) the greater of (A) a percentage of the NEO's base salary (which may range from 40% to 85%) or (B) the average of the NEO's prior two years' bonuses, (2) for the partial fiscal year in which the termination occurs, the NEO will be entitled to a pro rated bonus equal to the product of the (i) greater of (A) a percentage of the NEO's base salary (which may range from 40% to 85%) or (B) the average of the NEO's prior two years' bonuses, and (ii) a fraction, (x) the numerator of which is the number of full or partial months the NEO worked in the partial fiscal year, and (y) the denominator of which is 12; provided, however, that if the termination occurs subsequent to the end of the preceding fiscal year as to which the NEO did not yet receive the bonus he would have received if his employment had continued through the bonus payment date, the numerator will be the number of full or partial months the NEO worked since the beginning of the preceding fiscal year to the termination date, (3) 24 months of COBRA benefits, (4) term life insurance policy for 24 months, and (5) 12 months of outplacement services, up to $20,000.

        In the case of a termination of employment of Messrs. Krakauer, Hansen or Nodiff due to Disability (at any time during the term of the severance agreement other than during a Change in Control Coverage Period) or death, the Company will continue to pay the NEO's base salary for a 3-month period. In addition, for the partial fiscal year in which the termination occurs, the NEO will be entitled to a pro rated bonus (based on the number of full or partial months the NEO worked in the partial fiscal year) to the extent such bonus would have been earned under his applicable bonus plan if his employment had continued through the next bonus payment date.

        If Messrs. Krakauer, Hansen or Nodiff intentionally and materially breaches any provision of the separate non-compete agreement he entered into in conjunction with the severance agreements, and fails to cure such breach (if curable) within 30 days, the severance agreements require such NEO to promptly repay to us any and all severance amounts previously paid to him under the severance agreement.

        Under the severance agreements, in the event (A) the Company terminates the employment of Messrs. Krakauer, Hansen or Nodiff for any reason other than for Cause, Unacceptable Performance, Disability, or death, or (B) during a Change in Control Coverage Period, the Company terminates the NEO's employment for any reason other than for Cause or death, or (C) the NEO terminates his employment for Adequate Reason or Good Reason or (D) the NEO's employment terminates due to death, all unvested stock options and restricted stock awards then held by the NEO will automatically vest upon the termination of such NEO's employment. In the event of a termination of the NEO's Employment due to Retirement (as defined in the severance agreements), all unvested stock options then held by the NEO will automatically vest upon the termination of such NEO's employment. In the event of a termination of the NEO's Employment due to Disability, any stock option or restricted stock award that would have vested within the 12 month period following the termination date but for the NEO's termination of employment will automatically vest as of the termination date. In addition, the Company may, in its discretion, accelerate the vesting of any stock option or restricted stock award held by an NEO in the event the NEO's employment terminates for any reason.

Retirement Agreement—Craig A. Sheldon

        In April 2014, Mr. Sheldon advised the Company that he intends to retire in January 2015. Mr. Sheldon is continuing in his position while the Company is undertaking its search process for a new Chief Financial Officer.

        In connection with Mr. Sheldon's retirement, the Company and Mr. Sheldon entered into a Letter Agreement under which Mr. Sheldon will be provided severance and other benefits upon his retirement in consideration for a customary release and waiver of claims from Mr. Sheldon. The Letter Agreement provides for the Company and Mr. Sheldon to enter into a Separation Agreement and Release an Independent Contractor Agreement, in forms annexed to the Letter Agreement, upon Mr. Sheldon's retirement. The Letter Agreement together with the Separation Agreement and Release and the Independent Contractor Agreement are collectively referred to herein as the "Retirement Agreements." The Retirement Agreements provide for the following, all subject to the term and conditions of the Retirement Agreements:

        Mr. Sheldon will continue working for the Company through January 9, 2015 or such later date (through June 30, 2015) as may be requested by the Company (Employment Term). Mr. Sheldon will continue to participate in the STIP for the fiscal year ended July 31, 2015. If Mr. Sheldon is employed by the Company after January 9, 2015, he will be entitled to an additional bonus of $8,300 per month for each full month (and pro-rated for any partial month) he is employed during the Company's fiscal year ending July 31, 2015. Mr. Sheldon will cease to participate in the LTIP and will not be eligible to receive any stock options or shares of restricted stock under that plan or any other equity plan of the Company. All unvested shares of restricted stock held by Mr. Sheldon on the last date Mr. Sheldon is employed by the Company will automatically accelerate and fully vest on the last day of the Employment Term (if Mr. Sheldon is employed by the Company on such date) or on an earlier date on which Mr. Sheldon's employment has been terminated by the Company without Cause (as defined) or by Mr. Sheldon for Good Reason (as defined). Mr. Sheldon will be paid an additional $350,000 approximately six months following his retirement date, which amount will be increased to $700,000 if Mr. Sheldon remains employed through January 9, 2015 (or any subsequent retirement date). Upon his retirement, Mr. Sheldon will enter into a two-year consulting agreement that provides for an annual consulting fee of $175,000. During the two-year period following Mr. Sheldon's retirement, the Company will pay the "company portion" of the premium for COBRA medical and dental insurance or provide Mr. Sheldon with a comparable cash payment. The Amended and Restated Executive Severance Agreement between Mr. Sheldon and the Company dated as of October 31, 2012 has been terminated; however, if a "Change in Control" (as defined) occurs prior to or, under certain circumstances, within either six months or two years following Mr. Sheldon's retirement, the Company will pay Mr. Sheldon a lump sum of $220,000. Upon his retirement, Mr. Sheldon will provide a customary release of claims for the benefit of the Company, the delivery of which is a condition to the payment of certain of the payments and benefits described above.

Post-termination benefits—Charles M. Diker

        Mr. Diker is not entitled to any post-termination benefits other than benefits applicable to all employees of the Company. Such benefits include the immediate vesting of stock options and SARs upon retirement if the employee or non-employee director has at least ten years of service with the Company and is at least 65 years of age (or at least 60 years of age with fifteen years of service).

Post-Termination Benefits and Change in Control Table

        The table below sets forth our reasonable estimate of the potential payments to each of our NEOs, in each case, assuming a termination date of July 31, 2014 if such NEO (1) was terminated due to Disability, (2) died, (3) Retired, (4) was terminated in connection with a change in control of the Company by us (other than for Cause or death) or by the NEO for Adequate Reason or Good Reason (Change in Control Termination), or (5) was terminated by us for any reason other than for Cause, Unacceptable Performance, Disability, or death or by the NEO for Adequate Reason (Non-Change in Control Termination).

	Disability(1)		Death		Retirement	Change in Control			Termination without Cause
Name	Salary(2) ($)	Acceleration of Option / Stock Awards(3) ($)	Salary(2) ($)	Acceleration of Option / Stock Awards(4) ($)	Acceleration of Option / Compensation(2),(5),(6) ($)	Salary & Bonus ($)	Continued Healthcare Benefits and Other ($)	Acceleration of Option / Stock Awards(4) ($)	Salary & Bonus ($)	Continued Healthcare Benefits and Other ($)	Acceleration of Option / Stock Awards(4) ($)
Charles M. Diker	NA	532,103	NA	855,078	628,750	NA	NA	NA	NA	NA	NA
Andrew A. Krakauer	162,500	1,700,005	162,500	3,243,323	NA	2,845,625	59,074	3,243,323	2,600,000	46,883	3,243,323
Jorgen B. Hansen	110,258	433,543	110,258	1,019,044	NA	1,556,997	57,464	1,019,044	661,550	46,883	1,019,044
Eric W. Nodiff	87,996	529,774	87,996	888,545	NA	1,180,254	47,692	888,545	351,983	31,932	888,545
Craig A. Sheldon	889,837	888,545	889,837	888,545	1,778,382	1,073,993	35,844	888,545	853,993	35,844	888,545

(1)
Potential payments if an NEO is terminated for Disability in connection with a change of control of the Company are set forth under the heading "Change in Control Termination."

(2)
For Mr. Sheldon the amount represents the total compensation of $853,993 plus healthcare benefits of $35,844 upon his date of retirement.

(3)
Represents the intrinsic value of unvested stock options and restricted stock that would have vested within the 12 month period following the termination date that will automatically vest as of the termination date.

(4)
Represents the intrinsic value of unvested stock options and restricted stock as of July 31, 2014.

(5)
For Mr. Diker this amount represents the intrinsic value of unvested stock options.

(6)
For Mr. Sheldon the amount also includes the intrinsic value of unvested restricted stock as of July 31, 2014 of $888,545.

Director Compensation

        The table below summarizes the compensation paid by us to our directors for the fiscal year ended July 31, 2014, other than Messrs. Krakauer and Diker, whose compensation is included in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Alan R. Batkin(2)	51,750	50,012	—	101,762
Ann E. Berman(2)	58,750	50,012	—	108,762
Joseph M. Cohen(2)	41,250	50,012	—	91,262
Mark N. Diker(2)	37,500	50,012	—	87,512
George L. Fotiades(2)	142,250	151,009	—	293,259
Alan J. Hirschfield(2)	52,000	50,012	—	102,012
Dr. Peter J. Pronovost(2)	38,250	50,012	—	88,262
Bruce Slovin(2)	42,500	50,012	—	92,512

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718. For a discussion of valuation assumptions, see Note 15 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended July 31, 2014.

(2)
The aggregate number of stock awards and aggregate number of option awards outstanding for each director at July 31, 2014 are as follows: Mr. Batkin—1,453 stock awards and 11,813 option awards; Ms. Berman—1,453 stock awards; Mr. Cohen—1,453 stock awards and 11,813 option awards; Mr. Mark Diker—1,453 stock awards and 11,813 option awards; Mr. Fotiades—11,628 stock awards and 10,125 option awards; Mr. Hirschfield—1,453 stock awards and 11,813 option awards; Dr. Pronovost 1,453 stock awards; and Mr. Slovin—1,453 stock awards and 11,813 option awards.

        The annual cash fee payable to our non-employee directors is $40,000 plus reimbursement for expenses. In addition, the Presiding Director is paid an annual fee of $7,500, and the Chair of each of the Audit Committee, the Compensation Committee, and the Nominating Committee are paid annual fees of $17,500, $15,000 and $5,000, respectively. Each member of the Audit Committee, Compensation Committee, and Nominating Committee was paid $1,000 for each committee meeting attended. In addition, Mr. Fotiades is paid an annual retainer of $100,000 to serve as Vice Chairman of the Board, in which role he serves as liaison between the Board and management. His services are provided solely as a member of the Board and for the benefit of the Board. In addition, in October 2014, Mr. Fotiades was granted 2,775 restricted shares in consideration of the significant services provided by him as Vice Chairman.

        Non-employee directors also receive under our Plan an annual award of restricted shares of Common Stock on the last day of the fiscal year having a value on such grant date of $50,000, based on the closing price of our common stock on the NYSE on the first business day immediately preceding the grant date. Based on the closing price of our common stock on July 30, 2014, each non-employee director was granted 1,453 restricted shares on July 31, 2014. The shares are subject to forfeiture, vesting on the first anniversary of the grant date. Also, upon his or her joining the Board, each new non-employee member of the Board is granted a restricted stock award having a value of $100,000 based on the closing price of our common stock on the NYSE on the first business day immediately preceding the grant date which will vest ratably over three years commencing on the first anniversary of the grant date.

        Mr. Diker, as our employee, was paid an annual base salary at the rate of $350,000 (commencing February 1, 2014; $300,000 prior to such date) for his services as Chairman of the Board.

AUDIT COMMITTEE REPORT

        The Audit Committee is providing this report to enable stockholders to understand how it monitors and oversees our financial reporting process. The Audit Committee operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate.

        This report confirms that the Audit Committee has (1) reviewed and discussed the audited financial statements for the year ended July 31, 2014 as well as the unaudited financial statements included in Quarterly Reports on Form 10-Q for each of the first three quarters of the fiscal year, with management and Cantel's independent registered public accounting firm; (2) discussed with our independent registered public accounting firm the matters required to be reviewed pursuant to the Public Company Accounting Oversight Board Auditing Standard No. 16; (3) received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm communications with the Audit Committee concerning independence; and (4) discussed with our independent registered public accounting firm their independence. The Audit Committee has considered the compatibility of the independent registered public accounting firm's provision of non-audit services with maintaining the firm's independence and found the provision of such services to be compatible with the firm's independence.

        Based upon the above review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements for the year ended July 31, 2014 be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee:
Ann E. Berman (Chair) Alan R. Batkin Bruce Slovin

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(SAY-ON-PAY VOTE)

        As required by Section 14A of the Exchange Act, we are providing our stockholders with a vote on a non-binding, advisory basis on the compensation of our Named Executive Officers, as such compensation is disclosed under Item 402 under the SEC's Regulation S-K in the Compensation Discussion and Analysis section of this Proxy Statement, the accompanying tabular disclosure regarding such compensation and the related narrative disclosure. We urge our stockholders to review the Compensation Discussion and Analysis section of this Proxy Statement and the related executive compensation tables and narratives for more information about our NEOs' compensation.

        Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, who are critical to our success. Consistent with our performance-based compensation philosophy, we reserve the largest portion of potential compensation for performance- and equity-based programs. Our performance-based bonus program rewards the Company's executive officers for achievement of key operational goals that we believe will provide the foundation for creating long-term stockholder value, while our equity awards, mainly in the form of restricted stock, reward long-term performance and align the interests of management with those of our stockholders.

        Among the various forms of performance-based compensation, we believe that equity awards, in particular, serve to align the interests of our executives with those of our long-term stockholders by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program. Equity awards closely align the long-term interests of our executives with those of our stockholders because the value of such awards is dependent upon the Company's stock price. In addition, equity awards align with our growth strategy and provide significant financial upside if our growth objectives are achieved, while placing a significant portion of our executives' compensation at-risk if our objectives are not achieved.

        The Board believes that the information provided above and within the Compensation Discussion and Analysis section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management's interests are aligned with our stockholders' interests and support long-term value creation. Accordingly, the following resolution is to be submitted for a stockholder vote at the meeting:

    "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures in this Proxy Statement."

        Because the vote is advisory, it will not be binding on the Board. The vote on this proposal is not intended to address any specific element of compensation. However, the Board and the Compensation Committee will review the voting results and take into account the outcome when considering future executive compensation arrangements. The Board and management are committed to our stockholders and understand that it is useful and appropriate to obtain the views of our stockholders when considering the design and initiation of executive compensation programs.

        The Board recommends that stockholders vote "FOR" Proposal 2 to approve the compensation of the Company's Named Executive Officers, as described in the Compensation Discussion and Analysis, the compensation tables and narrative disclosures in this Proxy Statement.

 PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The firm of Ernst & Young LLP has audited our financial statements for over twenty-three years. In addition to retaining Ernst & Young LLP to audit our consolidated financial statements for the fiscal year ended July 31, 2014, we retained Ernst & Young LLP to provide audit related services in the fiscal year ended July 31, 2014, and expect to continue to do so in the future. A representative of Ernst & Young LLP is expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the stockholders.

Auditor Fees

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q (Audit Fees) for fiscals 2014 and 2013, and fees billed for audit related services rendered by Ernst & Young LLP.

	2014	2013
Audit Fees(1)	$1,364,634	$1,250,000
Audit Related Fees(2)(3)	246,627	46,285
Tax Fees(3)(4)	2,500	—
Other(3)(5)	1,995	—

Total	$1,615,756	$1,296,285

(1)
Audit fees for fiscals 2014 and 2013 related to (i) the audits of the annual consolidated financial statements, (ii) reviews of the quarterly financial statements, and (iii) the audits of the effectiveness of our internal control over financial reporting.

(2)
Audit related fees for fiscals 2014 and 2013 consisted of fees to assist us in acquisition related due diligence as well as the audit of a 401(k) savings and retirement plan.

(3)
The Audit Committee has determined that the provision of all non-audit services performed for us by Ernst & Young LLP is compatible with maintaining that firm's independence.

(4)
Tax fees for fiscal 2014 related to tax advisory services.

(5)
Other fees for fiscal 2014 were for access to Ernst & Young LLP's accounting research database.

        The Audit Committee has a written preapproval policy with respect to certain services to be provided by our independent registered public accounting firm. However, as a matter of practice, prior to engaging Ernst & Young LLP for any services, we obtain the prior approval of the Audit Committee even if not technically required under the terms of the policy. In fiscals 2014 and 2013, all of the audit fees, audit-related fees, tax fees and other fees were approved in accordance with the preapproval policy.

        The Board recommends that stockholders vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

 MISCELLANEOUS

Annual Report to Stockholders

        Cantel's 2014 Annual Report to Stockholders is being mailed to stockholders contemporaneously with this Proxy Statement.

Form 10-K

        UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING, WE WILL PROVIDE WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC FOR THE FISCAL YEAR ENDED JULY 31, 2014, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE. REQUESTS SHOULD BE MAILED TO MS. WENDY HAGEN, CANTEL MEDICAL CORP., 150 CLOVE ROAD, LITTLE FALLS, NJ 07424. OUR ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE THROUGH OUR WEBSITE AT WWW.CANTELMEDICAL.COM.

Proposals of Stockholders; Stockholder Business

        The deadline for submitting a stockholder proposal for inclusion in the proxy materials for our 2015 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act is August 3, 2015. Under our By-laws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders without inclusion in our proxy materials. These procedures provide that stockholders wishing to submit proposals or director nominations at the 2015 Annual Meeting of Stockholders that are not to be included in such proxy materials must do so by not later than the close of business on the 60th day and not earlier than the close of business on the 90th day prior to the first anniversary of this meeting (no earlier than October 9, 2015 and no later than November 9, 2015, as currently scheduled); provided, however, that in the event that the date of the 2015 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to the such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by us. Stockholders wishing to submit any such proposal are also advised to review Rule 14a-8 under the Exchange Act and our By-laws.

        Your vote is important. We urge you to vote by mail, by telephone, or on the Internet without delay.

Eric W. Nodiff Corporate Secretary

Dated: December 1, 2014

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000221701_1 R1.0.0.51160 CANTEL MEDICAL CORP. 150 CLOVE ROAD, 9TH FLOOR LITTLE FALLS, NJ 07424 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Election of Directors 01 Charles M. Diker 02 Alan R. Batkin 03 Ann E. Berman 04 Joseph M. Cohen 05 Mark N. Diker 06 George L. Fotiades 07 Alan J. Hirschfield 08 Andrew A. Krakauer 09 Peter J. Pronovost 10 Bruce Slovin The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Advisory vote to approve Named Executive Officer compensation. 3. Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2015. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000221701_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . CANTEL MEDICAL CORP. Annual Meeting of Stockholders January 8, 2015 9:30 a.m. This proxy is solicited by the Board of Directors I appoint Charles M. Diker and Eric W. Nodiff, or either of them, as my proxies, with full power of substitution, to vote all shares of Common Stock of CANTEL MEDICAL CORP. that I am entitled to vote at the Annual Meeting of Stockholders to be held on January 8, 2015 at 9:30 a.m. at The Harmonie Club, 4 East 60th Street, New York, New York, and any adjournment of the meeting on all matters coming before said meeting. My proxies will vote the shares represented by this proxy as directed on the other side of this card, but in the absence of any instructions from me, my proxies will vote "FOR" the election of all nominees listed under Item 1, and "FOR" Item 2 and Item 3. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I may revoke this proxy prior to its exercise. Continued and to be signed on reverse side

QuickLinks

Information about the Annual Meeting
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
BOARD MATTERS; COMMITTEES
EXECUTIVE OFFICERS OF CANTEL
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Equity Compensation Plan Information
AUDIT COMMITTEE REPORT
PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY VOTE)
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
MISCELLANEOUS